UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2013

PartnerRe Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 11, 2013, PartnerRe Ltd. (the “Company”) announced that it had priced an offering of 10,000,000 shares of its 5.875% Series F Non-Cumulative Redeemable Preferred Shares (liquidation preference $25.00 per share, par value $1.00 per share) (the “Series F Preferred Shares”) for an aggregate purchase price of $250 million (the “Offering”). In connection with the Offering, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), for the sale by the Company of the Series F Preferred Shares. The Company intends to use the net proceeds of the Offering, together with available cash, for the redemption of $290 million aggregate liquidation value of the Company’s Series C Cumulative Redeemable Preferred Shares. The Series F Preferred Shares were registered with the United States Securities Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (Reg. No. 333-180628). The Series F Preferred Shares are expected to trade on the New York Stock Exchange under the symbol “PRE PrF”.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other customary provisions. The Offering is expected to close on February 14, 2013.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders

On February 14, 2013, the Company issued the 10,000,000 shares of Series F Preferred Shares pursuant to the Certificate of Designation, Preferences and Rights of 5.875% Series F Non-Cumulative Redeemable Preferred Shares (the “Certificate of Designation”). The Series F Preferred Shares will pay dividends, when, as and if declared, at an annual dividend rate of 5.875% and will have a liquidation preference and redemption value of $25.00 per share. The Company may redeem the Series F Preferred Shares at any time on or after March 1, 2018, or earlier upon the occurrence of a “capital disqualification event” or certain tax events as described in the Certificate of Designation.

Pursuant to the Certificate of Designation, the Series F Preferred Shares rank senior to the Company’s common shares and pari passu with the Company’s 6.75% Series C Cumulative Redeemable Preferred Shares, 6.50% Series D Cumulative Redeemable Preferred Shares and 7.25% Series E Cumulative Redeemable Preferred Shares with respect to the payment of dividends and distributions upon the Company’s liquidation, dissolution or winding up, each in proportion to their respective amounts of declared but unpaid or accrued and unpaid dividends per share or liquidation preferences, without priority of one over the other.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed hereto as Exhibit 3.1 and incorporated by reference herein. The form of share certificate for any Series F Preferred Shares that may be issued in certificated form is filed hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The description contained under Item 3.03 above is incorporated by reference in its entirety into this Item 5.03.

Item 8.01.	Other Events

A copy of the opinion of Mr. Jean-Paul Dyer, Associate General Counsel for the Company, dated February 14, 2013, relating to the validity of the Series F Preferred Shares, is filed hereto as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated February 11, 2013, among the Company and UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule I thereto.

3.1	Certificate of Designation, Preferences and Rights of 5.875% Series F Non-Cumulative Redeemable Preferred Shares of the Company

4.1	Specimen 5.875% Series F Non-Cumulative Redeemable Preferred Share of the Company

5.1	Opinion of Mr. Jean-Paul Dyer, Associate General Counsel for the Company, dated February 14, 2013, relating to the validity of the Series F Preferred Shares.

23.1	Consent of Mr. Jean-Paul Dyer, Associate General Counsel for the Company (included in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ParterRe Ltd. (Registrant)

Date: February 14, 2013	By:	/s/ Jean-Paul Dyer
	Name:	Jean-Paul Dyer
	Title:	Associate General Counsel

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated February 11, 2013, among the Company and UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule I thereto.

3.1	Certificate of Designation, Preferences and Rights of 5.875% Series F Non-Cumulative Redeemable Preferred Shares of the Company

4.1	Specimen 5.875% Series F Non-Cumulative Redeemable Preferred Share of the Company

5.1	Opinion of Mr. Jean-Paul Dyer, Associate General Counsel for the Company, dated February 14, 2013, relating to the validity of the Series F Preferred Shares.

23.1	Consent of Mr. Jean-Paul Dyer, Associate General Counsel for the Company (included in Exhibit 5.1 above).